UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41552	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Antonio de Albuquerque, 156 - 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ATLX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of the Stockholders (the “Annual Meeting”) of Atlas Lithium Corporation (the “Company”) was held on May 28, 2025. The results of the matters submitted to a vote of the stockholders at the meeting are set forth below.

1.	The nominees for election to the Company’s Board of Directors were elected to hold office until the Company’s next annual meeting of stockholders.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Ambassador Roger Noriega	26,708,111	647,040	78,181	2.625,637
Marc Fogassa	27,172,933	212,803	47,596	2,625,637
Cassiopeia Olson, Esq.	26,722,887	629,366	81,079	2,625,637
Stephen Petersen, CFA	26,732,935	619,922	80,475	2,625,637
Rodrigo Menck	27,315,232	39,763	78,337	2,625,637

2.	The proposal to ratify the appointment of Pipara & Co. LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
29,622,041	114,355	322,573	n/a

3.	The proposal to approve equity grants to the Company’s non-employee directors was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,650,824	491,140	291,368	2,625,637

4.	The proposal to amend the Company’s 2023 Stock Incentive Plan was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,852,165	577,852	3,315	2,625,637

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS LITHIUM CORPORATION

Dated: May 30, 2025	By:	/s/ Marc Fogassa
	Name:	Marc Fogassa
	Title:	Chief Executive Officer